EXHIBIT 99.1

Know Labs, Inc. Reports First Quarter FY2024 Results

SEATTLE – February 14, 2024 – Know Labs, Inc. (NYSE American: KNW), an emerging developer of non-invasive medical diagnostic technology, today reported financial results for the first quarter ended December 31, 2023.

Financial Highlights:

•

In Q1 FY 2024, Know Labs reported a net loss of $3.45 million dollars, compared to a net loss of $3.82 million dollars in Q1 FY 2023, a reduction in net loss of 9.8%. This translates to Earnings Per Share of a loss of $0.04, better than the prior year quarter Earnings Per Share Loss of $0.08, an improvement of 50%, before preferred stock dividends.

•	Recorded a non-cash charge to earnings of $792,000 principally related to stock-based compensation of $699,000.

•

Research and development expense for Q1 FY2024 was $1.48 million dollars as compared to $1.74 million dollars in Q1 FY 2023, a decrease of 14.7% year over year. The decrease in R&D expense was related to decreased personnel and the use of external consultants to reduce the cost of product development.

•	Selling, general and administrative expenses for Q1 FY 2024 was $2.01 million, which was higher by $106,000 than the $1.91 million dollars in the year ago period, an increase of 5.6%.

•

As of December 31, 2023, we had cash and cash equivalents of $4.82 million dollars, as compared to $8.02 million at the end of September 30, 2023. Net cash used in operations for Q1 FY 2024 was $3.39 million dollars compared with $2.92 million in Q1 FY 2023.

•

During the year ended September 30, 2023, the Company made adjustments to its fixed expenses and the impact of those adjustments has significantly reduced our monthly burn rate. Given the significant reduction in fixed expenses, the Company believes that it has enough available cash and flexibility with its operating expenses to operate until at least June 30, 2024. As we have stated in our Q1 FY 2024 10-Q, we expect to raise additional funds through the issuance of equity, preferred stock and convertible debentures. To that end, we filed an $18 million S-3 shelf registration statement on December 22, 2023, which was subsequently declared effective on January 11, 2024.

•	Shareholder equity for Q1 FY 2024 was $1.23 million versus $3.74 million in fiscal year 2023, ending September 30, 2023.

KNOW LABS, INC.    |    500 UNION STREET     |     SUITE 810    |     SEATTLE, WA 98101

Tel:  206.903.1351    |   Email: ask@knowlabs.co

As previously disclosed in its annual report on Form 10-K for the fiscal year ended September 30, 2023, which was filed with the Securities and Exchange Commission on December 19, 2023, the audit opinion contained a going concern qualification from the Company's independent registered public accounting firm. This announcement is being made solely to comply with the New York Stock Exchange's Company Guide Sections 401(h) and 610(b), which require separate disclosure of receipt of an audit opinion that contains a going concern qualification. This announcement does not represent any change or amendment to the Company's 2023 audited financial statements or to its 2023 annual report on Form 10-K.

Conference Call:

Know Labs will host an audio webcast to discuss its results and provide a business update today, February 14, 2024, at 4:30 pm ET (1:30 pm PT). The live webcast will be available on the Investors page of the Company’s website, www.knowlabs.co/investors, and a replay will be available for six months.

Participant Dial-In: 877-514-3621 / +1 215-268-9856

Webcast: https://event.choruscall.com/mediaframe/webcast.html?webcastid=u3gcCI6A

A copy of the form 10-Q filed with the SEC can also be downloaded from the Company’s website.

KNOW LABS, INC.    |    500 UNION STREET     |     SUITE 810    |     SEATTLE, WA 98101

Tel:  206.903.1351    |   Email: ask@knowlabs.co

KNOW LABS, INC.  AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited

	Three Months Ended,
	December 31, 2023	December 31, 2022

OPERATING EXPENSES-
RESEARCH AND DEVELOPMENT EXPENSES	$1,486,388	$1,743,051
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	2,011,246	1,905,071
Total operating expenses	3,497,634	3,648,122
OPERATING LOSS	(3,497,634)	(3,648,122)

OTHER INCOME (EXPENSE), NET
Interest income	51,010	-
Interest expense	-	(227,170)
Other (expense) income, net	-	52,433
Total other income (expense), net	51,010	(174,737)

LOSS BEFORE INCOME TAXES	(3,446,624)	(3,822,859)

Income tax expense	-	-

NET LOSS	(3,446,624)	(3,822,859)

Deemed dividends on Series C and D Preferred Stock	(63,629)	-

NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(3,510,253)	$(3,822,859)

Basic and diluted loss per share	$(0.04)	$(0.08)

Weighted average shares of common stock outstanding- basic and diluted	81,094,007	48,187,339

KNOW LABS, INC.    |    500 UNION STREET     |     SUITE 810    |     SEATTLE, WA 98101

Tel:  206.903.1351    |   Email: ask@knowlabs.co

KNOW LABS, INC.  AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

Unaudited

	December 31, 2023	9/30/2023 (1)
ASSETS	Unaudited

CURRENT ASSETS:
Cash and cash equivalents	$4,821,477	$8,023,716
Total current assets	4,821,477	8,023,716

PROPERTY AND EQUIPMENT, NET	75,298	81,325

OTHER ASSETS
Other assets	18,767	15,766
Operating lease right-of-use asset	97,567	145,090

TOTAL ASSETS	$5,013,109	$8,265,897

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable - trade	$627,058	$1,292,861
Accrued expenses	95,952	94,062
Accrued expenses - related parties	196,241	218,334
Convertible notes payable, net	2,761,931	2,761,931
Current portion of operating lease right-of-use liability	106,038	154,797
Total current liabilities	3,787,220	4,521,985

COMMITMENTS AND CONTINGENCIES (Note 11)	-	-

STOCKHOLDERS' EQUITY
Preferred stock - $0.001 par value, 5,000,000 shares authorized, Series C and D shares issued and outstanding as follows:
Series C Convertible Preferred stock $0.001 par value, 30,000 shares authorized,
17,858 shares issued and outstanding at 12/31/2023 and 9/30/2023, respectively	1,790	1,790
Series D Convertible Preferred stock $0.001 par value, 20,000 shares authorized,
10,161 shares issued and outstanding at 12/31/2023 and 9/30/2023, respectively	1,015	1,015
Common stock - $0.001 par value, 200,000,000 shares authorized, 81,346,524 and 80,358,463
shares issued and outstanding at 12/31/2023 and 9/30/2023, respectively	81,347	80,358
Additional paid in capital	126,492,778	125,501,537
Accumulated deficit	(125,351,041)	(121,840,788)
Total stockholders' equity	1,225,889	3,743,912

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$5,013,109	$8,265,897

KNOW LABS, INC.    |    500 UNION STREET     |     SUITE 810    |     SEATTLE, WA 98101

Tel:  206.903.1351    |   Email: ask@knowlabs.co

KNOW LABS, INC.  AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

Unaudited

	Three Months Ended,
	December 31, 2023	December 31, 2022

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3,446,624)	$(3,822,859)
Adjustments to reconcile net loss to net cash (used in)
operating activities
Depreciation and amortization	18,724	103,160
Stock based compensation - stock option grants	699,246	744,640
Issuance of common stock for services	26,250	-
Amortization of operating lease right-of-use asset	47,523	44,404
Interest expense for extension of notes and warrants	-	206,994
Changes in operating assets and liabilities:
Other long-term assets	(3,001)	(1,998)
Operating lease right-of-use liability	(48,759)	(45,732)
Accounts payable - trade and accrued expenses	(686,006)	(146,026)
NET CASH (USED IN) OPERATING ACTIVITIES	(3,392,647)	(2,917,417)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of research and development equipment	(12,697)	(10,846)
NET CASH (USED IN) INVESTING ACTIVITIES:	(12,697)	(10,846)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock offering, net	203,105	-
Proceeds from issuance of common stock for stock options exercise	-	2,343
Proceeds from issuance of common stock for warrant exercise	-	12,500
NET CASH PROVIDED BY FINANCING ACTIVITIES	203,105	14,843

NET (DECREASE) IN CASH AND CASH EQUIVALENTS	(3,202,239)	(2,913,420)

CASH AND CASH EQUIVALENTS, beginning of period	8,023,716	12,593,692

CASH AND CASH EQUIVALENTS, end of period	$4,821,477	$9,680,272

Supplemental disclosures of cash flow information:
Interest paid	$-	$-
Taxes paid	$-	$-

Supplemental disclosure of non-cash financing activity:
Deemed dividends on Series C and D Preferred Stock	$63,629	$-

KNOW LABS, INC.    |    500 UNION STREET     |     SUITE 810    |     SEATTLE, WA 98101

Tel:  206.903.1351    |   Email: ask@knowlabs.co

About Know Labs, Inc.

Know Labs, Inc. is a public company whose shares trade on the NYSE American Exchange under the stock symbol “KNW.” The Company’s platform technology uses spectroscopy to direct electromagnetic energy through a substance or material to capture a unique molecular signature. The technology can be integrated into a variety of wearable, mobile or bench-top form factors. This patented and patent-pending technology makes it possible to effectively identify and monitor analytes that could only previously be performed by invasive and/or expensive and time-consuming lab-based tests. The first application of the technology will be in a product marketed as a non-invasive glucose monitor. The device will provide the user with accessible and affordable real-time information on blood glucose levels. This product will require U.S. Food and Drug Administration clearance prior to its introduction to the market.

Safe Harbor Statement

This release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of Know Labs, Inc., its directors or its officers with respect to, among other things: (i) financing plans; (ii) trends affecting its financial condition or results of operations; (iii) growth strategy and operating strategy; and (iv) performance of products. You can identify these statements by the use of the words “may,” “will,” “could,” “should,” “would,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” “likely,” “forecast,” “probable,” “potential,” and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond Know Labs, Inc.’s ability to control, and actual results may differ materially from those projected in the forward-looking statements as a result of various factors. These risks and uncertainties also include such additional risk factors as are discussed in the Company’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended September 30, 2023, Forms 10-Q and 8-K, and in other filings we make with the Securities and Exchange Commission from time to time. These documents are available on the SEC Filings section of the Investor Relations section of our website at www.knowlabs.co. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

For Know Labs Media Inquiries Contact:

Matter Health

Abby Mayo

Knowlabs@matternow.com

Ph. (617) 272-0592

Know Labs, Inc. Contact:

Jordyn Hujar

jordyn@knowlabs.co

Ph. (206) 629-6414

KNOW LABS, INC.    |    500 UNION STREET     |     SUITE 810    |     SEATTLE, WA 98101

Tel:  206.903.1351    |   Email: ask@knowlabs.co